Exhibit 10.1

November 15, 2023

CONFIDENTIAL

AgEagle Aerial Systems Inc.

8863 E. 34th Street North

Wichita, Kansas

Attention: Barrett Mooney

Re:	Securities Offerings

Dear Barrett:

The purpose of this engagement letter is to outline our agreement pursuant to which Dawson James Securities, Inc. (“Dawson”) will act initially as the lead placement agent, advisor or underwriter in connection with the offering by AgEagle Aerial Systems Inc. (collectively, with its subsidiaries and affiliates, the “Company”) of its securities (the “Securities”) during the Engagement Period (as defined below) of (i) Series F 5% Convertible Preferred Stock, (ii) Warrants, and (iii) Common Stock (the “Offering”). This engagement letter sets forth certain conditions and assumptions upon which the Offering is premised. The Company expressly acknowledges and agrees that the execution of this engagement letter does not constitute a commitment by Dawson to purchase the Securities (as defined below) and does not ensure the successful placement of the Securities or any portion thereof or the success of Dawson with respect to securing any other financing on behalf of the Company.

The terms of our agreement in principle are as follows:

1. Engagement. The term of Dawson’s exclusive engagement will begin on the date hereof and end on the earlier of (i) consummation of the Offering and (ii) November 21, 2023 (the “Engagement Period”). During the Engagement Period, and as long as Dawson is proceeding in good faith with preparations for the Offering, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an offering of the Company’s debt or equity securities or any other financing by the Company, including any warrant inducement efforts.

2. The Offering. In connection with the Offering, Dawson will act as lead placement agent or underwriter of a syndicate, subject to, among other matters referred to herein and additional customary conditions and completion of Dawson’s due diligence examination of the Company and its affiliates. Dawson may: (i) with the Company’s approval (not to be unreasonably withheld, conditioned or delayed), create an syndicate for the Offering comprised of broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”), (ii) rely on soliciting dealers who are FINRA members to participate in placing a portion of the Offering, and (iii) offer Securities to such dealers at less than the offering price. The actual size of the Offering, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and Dawson.

1 North Federal Highway ● Suite 500 ● Boca Raton, FL 33432 ● Toll Free 866.928.0928 ● Main 561.391.5555 ● Fax 561.391.5757 ● www.dawsonjames.com

Member FINRA/SIPC

3. Dawson Compensation. Dawson’s commissions will be a cash fee equal to 5% of the aggregate gross proceeds raised in the Offering.. All cash commissions shall be paid at the closing of the Offering from the gross proceeds of the Securities sold. Dawson reserves the right to reduce any item of its compensation or adjust the terms thereof as specified herein in the event that a determination and/or suggestion will be made by FINRA to the effect that the underwriters’ aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment; provided, however, the aggregate compensation otherwise to be paid to Dawson by the Company may not be increased above the amounts stated herein without the written approval of the Company. Additionally, at the closing of the Offering, the Company shall issue to Dawson, or its designees, such number of warrants (the “Broker Warrants”) to purchase shares of Company’s common stock (“Shares”) equal to 10% of the aggregate number of warrants placed in each Offering. The Broker Warrants shall have the same terms as the warrants (if any) sold to the purchasers in the Offering, except that such Broker Warrants shall have a term of five (5) years and shall not include any anti-dilution protection provisions in connection with a subsequent equity issuance, or otherwise. The Broker Warrants shall have an exercise price equal to the price at which the Warrants are issued to the purchasers, an exercise period of five years and registration rights for the Shares underlying the Broker Warrants equivalent to those granted with respect to the Shares.

4. Registration Statement. To the extent the Company decides to proceed with a registered direct Offering, the Company will, as soon as practicable, prepare and file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement to its Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) (the base prospectus included in such Registration Statement and the prospectus supplement is collectively referred to as the “Prospectus”) covering the Securities to be offered and sold in the Offering. The Registration Statement (including the Prospectus therein), and all amendments and supplements thereto, will be in form reasonably satisfactory to Dawson and counsel to Dawson. Other than any information provided by Dawson in writing specifically for inclusion in the Registration Statement or the Prospectus, the Company will be solely responsible for the contents of its Registration Statement and Prospectus and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs that would cause the Registration Statement or Prospectus (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Dawson immediately of such event and Dawson will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Registration Statement or Prospectus that corrects such statement or omission.

5. Lock-Ups. The Company will agree, for a period of 30 days from the date of the Offering, that it will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, other than the registration statement for the resale of the Warrant Shares underlying the Warrants issued in an Offering.

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6. Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all FINRA Public Offering filing fees; (c) all fees and expenses relating to the listing of the Company’s common stock on the national stock exchange on which it is listed; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Dawson may reasonably designate; (e) the costs of all mailing and printing of the Offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to Dawson; (g) the fees and expenses of the Company’s accountants; and (h) legal fees of Dawson’s counsel not to exceed in the aggregate $75,000.

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9. Termination. Regardless of which party elects to terminate their further participation in the proposed transactions contemplated hereby and the engagement by the Company of Dawson, upon such termination, the Company will reimburse Dawson for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Paragraph 6 above, less amounts, if any, previously paid to Dawson in reimbursement for such expenses.

10. No Other Agreements. The Company represents and warrants to Dawson that the entry into this engagement letter or any other action of the Company in connection with the proposed Offering will not violate any agreement between the Company and any other broker-dealer, underwriter or financial advisor.

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12. Information. During the Engagement Period or until the Closing, the Company agrees to cooperate with Dawson and to furnish, or cause to be furnished, to Dawson, any and all information and data concerning the Company, and the Offering that Dawson deems appropriate (the “Information”). The Company will provide Dawson reasonable access during normal business hours from and after the date of execution of this engagement letter until the date of the Closing to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Dawson will keep strictly confidential all non-public Information concerning the Company provided to Dawson. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Dawson, (b) was known or became known by Dawson prior to the Company’s disclosure thereof to Dawson as demonstrated by the existence of its written records, (c) becomes known to Dawson from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Dawson.

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13. No Third Party Beneficiaries; No Fiduciary Obligations. This engagement letter does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Dawson is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this engagement letter or the retention of Dawson hereunder, all of which are hereby expressly waived; and (ii) Dawson is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Dawson or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this engagement letter. During the course of Dawson’s engagement with the Company, Dawson may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

14. Indemnification, Advancement & Contribution.

(a) Indemnification. The Company agrees to indemnify and hold harmless Dawson, its affiliates and each person controlling Dawson (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of Dawson, its affiliates and each such controlling person (Dawson, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, Prospectus or any other offering documents (as from time to time each may be amended and supplemented), (B) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically), or (C) any application or other document or written communication (collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or to file for an exemption from such requirement or filed with the Commission, any state securities commission or agency, any national securities exchange; or (ii) the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information provided to the Company by Dawson in writing specifically for use in the Registration Statement, Prospectus or any other offering documents.

(b) Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Section 14, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 14 or otherwise to such Indemnified Person. The Company shall, if requested by Dawson, assume the defense of any such action (including the employment of counsel designated by Dawson and reasonably satisfactory to the Company). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel designated by Dawson for the benefit of Dawson and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by Dawson and engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of Dawson, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

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(c) Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to Dawson and any other Indemnified Person, on the other hand, of the matters contemplated by this Section 14 or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Dawson and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by Dawson in the Offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Dawson on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Dawson agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to Dawson on the other hand, of the matters contemplated by this Section 14 shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to Dawson under this engagement letter. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

(d) Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this engagement letter, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

15. Governing Law; Venue. This engagement letter will be deemed to have been made and delivered in the State of Florida and both the binding provisions of this engagement letter and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida, without regard to the conflict of laws principles thereof. Each of Dawson and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the county of Palm Beach, Florida (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts located in the county of Palm Beach, Florida, in any such suit, action or proceeding. Each of Dawson and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the Company mailed by certified mail to the Company’s address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Dawson mailed by certified mail to Dawson’s address will be deemed in every respect effective service process upon Dawson, in any such suit, action or proceeding.

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16. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Dawson, to the address set forth on the first page, fax number (561) 391-5757, Attention: Head of Investment Banking. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

17. Miscellaneous. The Company represents that it is free to enter into this engagement letter and the transactions contemplated hereby, that it will act in good faith, and that it will not hinder Dawson’s efforts hereunder. This engagement letter shall not be modified or amended except in writing signed by Dawson and the Company. This engagement letter shall be binding upon and inure to the benefit of Dawson and the Company and their respective assigns, successors, and legal representatives. This engagement letter constitutes the entire agreement of Dawson and the Company, and supersedes any prior agreements, with respect to the subject matter hereof. If any provision of this engagement letter is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of this engagement letter shall remain in full force and effect.

If you are in agreement with the foregoing, please sign and return to us one copy of this engagement letter. This engagement letter may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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Very truly yours,

DAWSON JAMES SECURITIES, INC.

By	/s/ Robert D. Keyser, Jr.
Name:	Robert D. Keyser, Jr.
Title:	CEO

Accepted and agreed as of

the date first written above:

AGEAGLE AERIAL SYSTEMS INC.

By	/s/ Barrett Mooney
Name:	Barrett Mooney
Title:	Chief Executive Officer

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